Exhibit 10.3

AVALANCHE BIOTECHNOLOGIES, INC.

INDUCEMENT AWARD

STOCK OPTION GRANT NOTICE

Avalanche Biotechnologies, Inc., a Delaware corporation, (the “Company”), hereby grants to the holder listed below (“Participant”) an option to purchase the number of shares of the Company’s common stock (“Stock”) set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein, as well as in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”), which is incorporated herein by reference.

Participant:	[________]

Grant Date:	[________]

Vesting Commencement Date:	[________]

Exercise Price per Share:	$[________]

Total Exercise Price:	[________]

Total Number of Shares Subject to the Option:	[________]

Expiration Date:	[________]

Vesting Schedule:	Subject to Participant’s continued service with the Company on the applicable vesting dates, 25% of the total option shares shall vest on the first anniversary of the Vesting Commencement Date, and 1/48 of the total option shares shall vest each month thereafter so that all of the shares subject to the option are vested and exercisable on the fourth anniversary of the Vesting Commencement Date.

Type of Option:	Non-Qualified Stock Option

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice and the Stock Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Grant Notice or the Stock Option Agreement.

AVALANCHE BIOTECHNOLOGIES, INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO INDUCEMENT AWARD

STOCK OPTION GRANT NOTICE

AVALANCHE BIOTECHNOLOGIES, INC. STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Avalanche Biotechnologies, Inc., a Delaware corporation (the “Company”), has granted to Participant an Option to purchase the number of shares of Stock indicated in the Grant Notice.

WHEREAS, Participant is a new Employee who has not previously served as an Employee or Director of the Company; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that Participant shall be granted the Option as an inducement material to Participant entering into employment with the Company.

ARTICLE 1.

GENERAL

1.1. Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice.

1.2. Administrator. The Option shall be administered by the Board, the Committee and/or their delegates (the “Administrator”). To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), the Option shall be granted by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3. In order to comply with any applicable Nasdaq or other stock exchange listing requirements, the Option shall be granted by the Committee or a majority of the Company’s Independent Directors and will be administered in a manner that complies with such requirements. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Option. Such delegation may be revoked at any time.

ARTICLE 2.

GRANT OF OPTION

2.1. Grant of Option. In consideration of Participant’s entering into employment with or service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement, subject to adjustments as provided in Section 5.13 hereof.

2.2. Exercise Price; Prohibition on Repricing.

(a) The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date.

(b) Subject to Section 5.13 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of the Option to reduce its price per Share, or (ii) cancel the Option in exchange for cash or another award when the Option price per Share exceeds the Fair Market Value of the underlying shares of Stock.

2.3. Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Affiliate. Nothing in this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

ARTICLE 3.

PERIOD OF EXERCISABILITY

3.1. Commencement of Exercisability.

(a) Subject to Sections 3.2, 3.3, 5.11 and 5.17 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.

(c) Notwithstanding Sections 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, in the event of a Change in Control the Option shall be treated pursuant to Section Section 5.13 hereof.

3.2. Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3. Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten (10) years from the Grant Date;

(b) The expiration of three (3) months from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death or disability; or

(c) The expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or disability.

3.4. Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including Participant’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning Participant arising as a result of this Agreement. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow Participant to satisfy such obligations by any payment means described in Section 4.4 hereof, including, without limitation, by allowing Participant to elect to have the Company withhold shares of Stock otherwise issuable under this Agreement (or allow the surrender of shares of Stock). The number of shares of Stock which may be so withheld or surrendered shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the shares of Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless option exercise involving the sale of shares of Stock to pay the Option exercise price or any tax withholding obligation.

3.5. Tax Indemnity.

(a) Participant agrees to indemnify and keep indemnified the Company, any Affiliate and Participant’s employing company, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes or social security contributions in any jurisdiction) that is attributable to (1) the grant or exercise of, or any benefit derived by Participant from, the Option, (2) the acquisition by Participant of the Stock on exercise of the Option or (3) the disposal of any Stock.

(b) The Option cannot be exercised until Participant has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option and/or the acquisition of the Stock by Participant. The Company shall not be required to issue, allot or transfer Stock until Participant has satisfied this obligation.

(c) Participant hereby acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax Liabilities in connection with any aspect of the Option and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Option, to reduce or eliminate Participant’s liability for Tax Liabilities or achieve any particular tax result. Furthermore, if Participant becomes subject to tax in more than one jurisdiction between the Grant Date of the Option, and the date of any relevant taxable event, Participant acknowledges that the Company may be required to withhold or account for Tax Liabilities in more than one jurisdiction.

ARTICLE 4.

EXERCISE OF OPTION

4.1. Person Eligible to Exercise. Except as provided in Section 5.3 hereof, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

4.2. Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional shares of Stock.

4.3. Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a) An exercise notice in the form attached hereto as Exhibit B, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by Participant or other person then entitled to exercise the Option or such portion of the Option;

(b) The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;

(c) Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other Applicable Law, rule or regulation; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) Cash or check;

(b) With the consent of the Administrator, surrender of shares of Stock (including, without limitation, shares of Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c) Other legal consideration acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

4.5.	Conditions to Issuance of Stock.

The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;

(b) The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof;

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

(f) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of the Option, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all

Applicable Law, and the shares of Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law;

(g) All share certificates delivered pursuant to this Agreement and all shares of Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the shares of Stock;

(h) The Administrator shall have the right to require Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of the Option, including a window-period limitation, as may be imposed in the sole discretion of the Administrator;

(i) No fractional shares of Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down; and

(j) Notwithstanding any other provision of this Agreement, unless otherwise determined by the Administrator or required by any Applicable Law, the Company shall not deliver to Participant certificates evidencing shares of Stock issued in connection with the Option and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

4.6. Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 5.13 hereof.

ARTICLE 5.

OTHER PROVISIONS

5.1. Administration. The Administrator shall have the power to interpret this Agreement and to adopt such rules for the administration and interpretation of this Agreement as are consistent herewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.

5.2.	Whole Shares. The Option may only be exercised for whole shares of Stock.

5.3.	Option Not Transferable.

(a) Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Option has been exercised and the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Option has been exercised, and any attempted disposition thereof prior to exercise shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) During the lifetime of Participant, only Participant may exercise the Option (or any portion thereof), unless it has been disposed of pursuant to a DRO; after the death of Participant, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under this Agreement, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-Applicable Laws of descent and distribution.

(c) Notwithstanding any other provision in this Agreement, Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of Participant and to receive any distribution with respect to the Option upon Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights is subject to all terms and conditions of this Agreement, except to the extent this Agreement otherwise provides, and to any additional restrictions deemed necessary or appropriate by the Administrator. If Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of Participant’s interest in the Option shall not be effective without the prior written consent of Participant’s spouse or domestic partner. If no beneficiary has been designated or survives Participant, payment shall be made to the person entitled thereto pursuant to Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by Participant at any time provided the change or revocation is filed with the Administrator prior to Participant’s death.

5.4. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the shares of Stock subject to the Option. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of such shares of Stock and that Participant is not relying on the Company for any tax advice.

5.5. Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.6. Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Stock contemplated by Section 5.13 hereof (including, without limitation, an extraordinary cash dividend on such Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of shares of Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 5.13 hereof.

5.7. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.7. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.8. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.9. Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.10. Conformity to Securities Laws. Participant acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all Applicable Law and regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

5.11. Amendment, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by this Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

5.12. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.13. Changes in Stock Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the number and kind of shares of Stock (or other securities or property) subject to the Option and (ii) the exercise price per share for the Option.

(b) In the event of any transaction or event described in Section 5.13 hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made with respect to the Option, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of the Option in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the Option or realization of Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 5.13 the Administrator determines in good faith that no amount would have been attained upon the exercise of the Option or realization of Participant’s rights, then the Option may be terminated by the Company without payment) or (B) the replacement of the Option with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of the Option or realization of Participant’s rights had the Option been currently exercisable or payable or fully vested;

(ii) To provide that the Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Stock (or other securities or property) subject to the Option, and/or in the terms and conditions of (including the exercise price), the Option;

(iv) To provide that the Option shall be exercisable or payable or fully vested with respect to all shares of Stock covered thereby, notwithstanding anything to the contrary in this Agreement; and

(v) To provide that the Option cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 5.13(a) and 5.13(b) hereof, the number and type of securities subject to the Option and the exercise price thereof shall be equitably adjusted. The adjustments provided under this Section 5.13(c) shall be nondiscretionary and shall be final and binding on Participant and the Company.

(d) Change in Control.

(i) Notwithstanding any other provision of this Agreement, in the event of a Change in Control, the Option shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation, in each case, as determined by the Administrator.

(ii) In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for the Option in accordance with Section 5.13(d)(i) hereof, the Option shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on the Option shall lapse at such time. If the Option vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify Participant of such vesting and any applicable exercise period, and the Option shall terminate upon the Change in Control. For the avoidance of doubt, if the value of the Option that is terminated in connection with this Section 5.13(d)(ii) is zero or negative at the time of such Change in Control, such Option shall be terminated upon the Change in Control without payment of consideration therefor.

(e) No adjustment or action described in this Section 5.13 shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act unless the Administrator determines that the Option is not to comply with such exemptive conditions.

(f) The existence of this Agreement and the Option shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of the Option during a period of thirty (30) days prior to the consummation of any such transaction.

5.14. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.15. Not a Contract of Service Relationship. Nothing in this Agreement shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or interfere with or restrict in any way with the right of the Company or any of its Affiliates, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of Participant’s at any time.

5.16. Entire Agreement. The Grant Notice, this Agreement (including all Exhibits thereto) and the Change in Control and Severance Agreement entered into between the Company and Participant, dated January 29, 2016, constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.17. Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Grant Notice or this Agreement (or any Exhibits hereto), if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Grant Notice or this Agreement (or any Exhibits hereto), or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.18. Limitation on Participant’s Rights. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

5.19. Consent to Personal Data Use. Participant acknowledges and agrees that the Company is permitted to collect, hold, store, process, modify, transfer, lock or delete certain personal (and sensitive) data in any medium about Participant (i.e., name, home address, telephone number, e-mail address, date of birth, tax identification number and payroll information) as a part of its personnel and other business records for the exclusive purpose of tracking stock option grants, processing stock option exercises and subsequent share transfers and sales, arranging for appropriate tax reporting and withholding and regulatory tracking and reporting purposes and the Company may disclose such information to third parties in the event that such disclosure is in the Company’s view required for the proper tracking of stock option grants, processing stock option exercises and subsequent share transfers and sales, arranging for appropriate tax reporting and withholding and regulatory tracking. For these purposes, this personal data will be transferred to other locations, including locations outside of the European Union and in so-called insecure third-party countries that do not guarantee the data privacy protection level of the European Union.

5.20. Claw-Back Provisions. The Option (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of the Option or upon the receipt or resale of any shares of Stock underlying the Option) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.

5.21.	Definitions.

(a) “Affiliate” shall mean any Parent or Subsidiary of the Company.

(b) “Applicable Law” shall mean any applicable law, including, without limitation, (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded.

(c) “Change in Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 5.21(c)(i) or 5.21(c)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 5.21(c)(iii)(B) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) The Company’s stockholders approve a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of the Option that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) with respect to the Option (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority is in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of the Option.

(e) “Committee” shall mean the Compensation Committee of the Board, a subcommittee of the Compensation Committee of the Board or another committee or subcommittee of the Board.

(f) “Consultant” shall mean any consultant or advisor engaged to provide services to the Company or any Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor Form thereto.

(g) “Director” shall mean a member of the Board, as constituted from time to time.

(h) “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

(i) “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or any Affiliate.

(j) “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying the Option.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” shall mean, as of any given date, the value of a share of Stock determined as follows:

If the Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

If the Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

If the Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

(m) “Independent Director” means a member of the Board who is an “independent director” within the meaning of Nasdaq Listing Rule 5605.

(n) “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(o) “Securities Act” shall mean the Securities Act of 1933, as amended.

(p) “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(q) “Termination of Service” shall mean:

As to a Consultant, the time when the engagement of Participant as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

As to a Non-Employee Director, the time when Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

As to an Employee, the time when the employee-employer relationship between Participant and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of this Agreement, Participant’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

* * * * *

EXHIBIT B

INDUCEMENT AWARD

STOCK OPTION GRANT NOTICE

NOTICE OF EXERCISE

Avalanche Biotechnologies, Inc.

1035 O’Brien Drive, Suite A

Menlo Park, CA 94025

Ladies and Gentlemen:

1. Exercise of Option. Effective upon delivery of full payment (or election of payment by shares) of the Exercise Price per Share (the “Exercise Price”) and any required tax withholdings, the undersigned Participant hereby elects to exercise the Participant’s option (“Option”), granted on             , to purchase              whole shares (the “Exercised Shares”) of shares of Stock under and pursuant to the Inducement Award Stock Option Grant Notice (including Exhibits thereto) (the “Agreement”) between the Participant and Avalanche Biotechnologies, Inc. (the “Company”) dated             . Capitalized terms used but not otherwise defined in this Notice of Exercise (the “Exercise Notice”) shall have the meanings ascribed to them in the Agreement.

2. Delivery of Payment of Exercise Price. The Participant is paying for the Exercised Shares (check as applicable):

☐	with the consent of the Administrator, by surrender of shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Exercised Shares; or

☐	by delivering with this Exercise Notice cash and/or a certified or cashier’s check payable to the Company in the amount of $ ; and/or

☐	with the consent of the Administrator, by delivering with this Exercise Notice shares of Stock that are owned by the Participant and endorsed for transfer to the Company and that have an aggregate Fair Market Value on the date of exercise equal to the portion of the aggregate Exercise Price being covered thereby (if not prohibited by any contractual arrangement otherwise); and/or

☐	Participant has placed a market sell order with a broker with respect to shares of Stock issuable upon exercise of the Option, and the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price, with payment of such proceeds made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale.

3. Delivery of Payment of Taxes. The Participant is paying the local, state and federal withholding taxes and/or all other taxes that the Company has advised are due by reason of this exercise of the Option, in the amount of $                      (check as applicable):

☐	with the consent of the Administrator, by surrender of shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Exercised Shares; or

☐	by delivering with this Exercise Notice cash and/or a certified or cashier’s check payable to the Company in the amount of $ ; and/or

☐	with the consent of the Administrator, by delivering with this Exercise Notice shares of Stock that are owned by the Participant and endorsed for transfer to the Company and that have an aggregate Fair Market Value on the date of exercise equal to the portion of the aggregate Exercise Price being covered thereby (if not prohibited by any contractual arrangement otherwise); and/or

☐	Participant has placed a market sell order with a broker with respect to shares of Stock issuable upon exercise of the Option, and the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price, with payment of such proceeds made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale.

4. Registration of Shares. Please register the Exercised Shares (check one):

☐	in the Participant’s name only;

☐	as community property in the names of the Participant and the Participant’s spouse ( ); or

☐	in the names of the Participant and the Participant’s spouse ( ), as joint tenants with right of survivorship.

5. Representations of the Participant. The Participant acknowledges that the Participant has received, read, and understood the Agreement and this Exercise Notice and agrees to abide by and be bound by their terms and conditions.

6. Rights as Stockholder. Until the issuance of the Exercised Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Exercised Shares, notwithstanding the exercise of the Option. The Exercised Shares shall be issued to the Participant as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 5.13 of the Agreement.

7. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Exercised Shares. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Exercised Shares and that the Participant is not relying on the Company for any tax advice.

8. Governing Law. This Exercise Notice shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

9. Entire Agreement. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.

[Signatures appear on next page.]

Submitted by:	Accepted by:

AVALANCHE BIOTECHNOLOGIES, INC.

Name:	By:
Title:

Social Security Number

Address:	Address:

1035 O’Brien Drive, Suite A

Menlo Park, CA 94025

Date Signed	Date Received